UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 12, 2006

Davi Skin, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-14297	86-0907471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue, Suite B130 Marina Del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 827-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On October 12, 2006, Davi Skin, Inc. (the “Company”) entered into an engagement agreement with Gemstone Capital LLC (“Gemstone”) for Gemstone to act as a consultant and advisor to the Company on various financial, operational and strategic matters, including without limitation preparing public filings with the U.S. Securities and Exchange Commission, advising on financial aspects of existing litigation and disputes and assisting in financing and growth strategies.  The agreement provides that the Company shall pay to Gemstone a monthly retainer of $8,000 per month and reimbursement of reasonable expenses.

Forward Looking Statements

Certain matters discussed in this report on Form 8-K may constitute forward looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Words such as “will” or other similar expressions identify forward looking statements.  These statements are based on current expectations.  The Company does not undertake any obligation to update any forward looking statement to reflect events after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ Joseph Spellman
Joseph Spellman
Chief Executive Officer & Director

Date: October 15, 2006